UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2021

Safehold Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38122	30-0971238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (212) 930-9400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, the Board of Directors (the “Board”) of Safehold Inc. (the “Company”) increased the size of the Board from five to six members and appointed Jesse Hom to the Board effective December 15, 2021, to hold office for an initial term extending until the Company’s annual meeting of stockholders to be held in 2022. Mr. Hom’s committee appointments have not yet been determined by the Board.

There is no arrangement or understanding between Mr. Hom and any other person pursuant to which Mr. Hom was appointed as a director. Mr. Hom is a Managing Director and Head of Global Real Estate Credit strategy at GIC Real Estate, Inc. (“GIC”), which is the investment manager for SFTY Venture LLC (“GICRE”). GICRE is one of the Company’s founding investors since its initial public offering in 2017. As further described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2021, the Company is party to a stockholder’s agreement with GICRE. Mr. Hom does not have a direct or indirect material interest in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hom has been with GIC since 2008 and has more than 15 years of commercial real estate experience in investments, asset management, and capital markets. At GIC, he focuses on equity investments in addition to credit. Mr. Hom is a graduate of Cornell University with a bachelor's degree and real estate finance concentration at the School of Hotel Administration and sits as a director on several private real estate company boards. Mr. Hom's qualifications for the Board include his extensive commercial real estate experience in investments, asset management, and capital markets.

Mr. Hom will not be receiving any compensation in connection with his service as director of the Company.

The Company is expected to enter into its standard form of indemnification agreement with Mr. Hom, which requires the Company to indemnify Mr. Hom against certain liabilities that may arise as a result of his status or service as a director. The Company’s form of Indemnification Agreement was filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-11, which was filed with the SEC on May 8, 2017.

A copy of the press release announcing Mr. Hom’s appointment is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press Release.

Exhibit 104 Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021	SAFEHOLD INC.

	By:	/s/ Geoffrey M. Dugan
		Name:	Geoffrey M. Dugan
		Title:	General Counsel, Corporate and Secretary

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